UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IAC/InterActiveCorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

The following disclosure supplements the definitive proxy statement filed by IAC/InterActiveCorp with the Securities and Exchange Commission (the “SEC”) on November 7, 2016, as supplemented by the supplement to the definitive proxy statement filed with the SEC on November 28, 2016 (collectively, the “Definitive Proxy Statement”).  This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that the information set forth below differs from information contained in the Definitive Proxy Statement, the information set forth below shall supersede such information contained in the Definitive Proxy Statement.  Except as set forth below, the information set forth in the Definitive Proxy Statement remains unchanged and is incorporated herein by reference as relevant to the items set forth below. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The section of the Definitive Proxy Statement entitled “Proposal 3—Approval and Adoption of IAC’s Amended and Restated Certificate of Incorporation—Background” is amended and supplemented as follows:

The following disclosure is inserted after the second full paragraph on page 25:

On December 2, 2016, the Special Committee held a telephonic meeting that was attended by representatives of each of Greenhill and Fried Frank. At this meeting, Greenhill provided certain updated materials to the Special Committee regarding the relative trading prices of the non-voting common stock and low vote common stock of Alphabet, Inc., Under Armour, Inc. and Zillow, Inc. Greenhill observed that on November 29, 2016, the closing price of the non-voting common stock of Alphabet, Inc. was $770.84, compared to a closing price of $789.44 for the low vote common stock, representing a discount of approximately 2.4%; the closing price of the non-voting common stock of Under Armour, Inc. was $25.86, compared to a closing price of $30.90 for the low vote common stock, representing a discount of approximately 16.3%; and the closing price of the non-voting common stock of Zillow, Inc. was $36.01, compared to a closing price of $35.32 for the low vote common stock, representing a premium of approximately 2.0%. Greenhill noted that the price gap between the non-voting and low vote common stock of Under Armour was significant in comparison to the other situations since issuance but indicated that, given the equivalent economic rights of the two classes of stock, coupled with the voting control of the founder of Under Armour, Inc., in Greenhill’s view there was no apparent financial or market-based reason for such a price differential and that Greenhill expected the differential to narrow over time. Greenhill noted that research analysts and market commentators also did not see a basis for the price differential and believed that there should be a convergence between the share prices of Under Armour’s non-voting and low vote common stock. After considering the information presented by Greenhill and further discussion between the Special Committee and its advisers, the Special Committee concluded that the information presented did not affect its prior recommendation in favor of the Class C Issuance and that the Special Committee continued to recommend the Class C Issuance.

The section of the Definitive Proxy Statement entitled “Proposal 3—Approval and Adoption of IAC’s Amended and Restated Certificate of Incorporation—Certain Other Effects of Class C Issuance—Effect on Market Price” is amended and supplemented as follows:

The following disclosure fully replaces the first to fifth paragraphs on page 37:

As of the close of business on December 2, 2016, the official closing price of a share of IAC common stock was $65.55 as reported on The Nasdaq Stock Market.

Assuming that the Dividend is declared and paid, we expect the market price of shares of Class C common stock to trade at a modest discount to the market price of shares of IAC common stock (as such price is adjusted as a result of the Dividend), taking into account that the two classes of stock possess the same economic and dividend rights as well as the relative voting rights between these two classes of stock.  Because the IAC common stock carries voting rights, it is possible that it could trade at a premium compared to the Class C common stock.  We are aware of precedent transactions involving the creation of non-voting common stock by companies with a dual class common structure where, during various periods, the non-voting common stock has traded at a modest discount to the voting stock, at prices approximately equal to the voting stock, and (in one example) at a more substantial discount to the voting common stock, see “Proposal 3—Approval and Adoption of IAC’s Amended and Restated Certificate of Incorporation—Background.”

Furthermore, the trading price of shares of IAC common stock and Class C common stock will continue to depend on many factors, including our future performance, the relative trading liquidity and dynamics of the IAC common stock and the Class C common stock, general market conditions, and conditions relating to companies in businesses and industries similar to us. Accordingly, we cannot predict the prices at which shares of IAC common stock and Class C common stock will trade following the Class C Issuance, just as we could not predict the price at which shares of IAC common stock would trade absent the Class C Issuance and the potential Dividend.

Following the Class C Issuance, there will continue to be no trading market for the Class B common stock.

Important Additional Information

This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the 2016 Annual Meeting. IAC has filed with the Securities and Exchange Commission (the “SEC”) and made available to IAC stockholders of record on October 27, 2016 a proxy statement on Schedule 14A containing important information about the proposals regarding the Class C Issuance and certain other matters to be considered by the stockholders of IAC at its 2016 Annual Meeting.  BEFORE MAKING ANY VOTING DECISION, IAC STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSALS REGARDING THE CLASS C ISSUANCE AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL MEETING. Investors and stockholders can obtain a copy of the documents filed by IAC with the SEC, including the Definitive Proxy Statement (and any amendments and supplements thereto), free of charge from the SEC’s website, http://www.sec.gov or by directing a request by mail to IAC at or from IAC’s investor relations website at http://ir.iac.com.

Participants in the Solicitation

IAC and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from IAC stockholders with respect to the matters to be considered at the 2016 Annual Meeting, including the Class C Issuance Proposal.  Information about IAC’s directors and executive officers is set forth in an amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed with the SEC on April 29, 2016.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are described in the Definitive Proxy Statement filed with the SEC on November 7, 2016 and other relevant materials to be filed with the SEC.